Exhibit 99.1

MusclePharm Announces Appointment of Three New Independent Directors to the Board of Directors and Adjournment of Annual Meeting -

Announces 2015 Annual Board Meeting to Now be Held August 26, 2015

Denver, CO – May 28, 2015 – MusclePharm Corporation (OTCQB: MSLP) (“MusclePharm” or the “Company”), a scientifically driven, performance-lifestyle sports nutrition company, today announced the addition of three independent, highly qualified board members as a part of the Company’s continued progress towards instituting best-in-class corporate governance practices. William J. Bush, Stacey Jenkins and Noel Thompson are all exceptionally qualified in fields relevant to MusclePharm’s business. Their contributions will help position the company as it continues capitalizing on future growth opportunities and achieving important milestones, including listing on a major exchange. Each of the new directors has been nominated and will stand for election by the Company’s shareholders at the 2015 rescheduled Annual Meeting to be held August 26, 2015.

“MusclePharm’s new board members have extensive and diverse experiences that will best guide the Company’s rapid growth as we progress towards being listed on a major exchange. Their skill sets are a welcome addition and will be a valuable asset in achieving our financial and growth objectives,” said Brad Pyatt, Founder and CEO of MusclePharm. “The board additions are consistent with our previously stated commitment to pursue enhanced governance practices.”

In addition, the Company announced the appointments of the new directors to committees of the board as follows:

•	Audit Committee: William J. Bush, Chair, Stacey Jenkins and Michael Doron
•	Governance and Nominating Committee: Stacey Jenkins, Chair, Noel Thompson, and Michael Doron
•	Compensation Committee: Michael Doron, Chair, Noel Thompson, and William J. Bush
•	Strategic Initiatives Committee: Noel Thompson, Chair, Michael Doran, Stacey Jenkins, and Richard Estalella

The three new board members are a part of a larger corporate governance initiative, which includes increasing the board to seven with five independent directors and separating the roles of CEO and Chairman by the end of 2015.

As part of today’s update, MusclePharm announced that Daniel McClory, Gregory Macosko, and Andrew Lupo have resigned from the board, effective May 21, 2015.

About William J. Bush

Since January 2010, Mr. Bush has served as the chief financial officer of Borrego Solar Systems, Inc., which is one of the nation’s leading financiers, designers and installers of commercial and government grid-connected solar electric power systems.  From October 2008 to December 2009, Mr. Bush served as the chief financial officer of Solar Semiconductor, Ltd., a private vertically integrated manufacturer and distributor of quality photovoltaic modules and systems targeted for use in industrial, commercial and residential applications with operations in India helping it reach $100 million in sales in its first 15 months of operation.  Prior to that Mr. Bush served as CFO and corporate controller for a number of high growth software and online media companies as well as being one of the founding members of Buzzsaw.com, Inc, a spinoff of Autodesk. Prior to his work with Buzzsaw.com, Mr. Bush served as corporate controller for Autodesk, Inc (NasdaqGM: ADSK), the fourth largest software applications company in the world. His prior experience includes seven years in public accounting with Ernst & Young, and Price Waterhouse. Bill holds a BS in Business Administration from U.C. Berkeley and is a Certified Public Accountant. Mr. Bush serves on the Board of Directors of Towestream Corporation (NASDAQ: TWER) a supplier of fixed wireless services to commercial customers since 2007.

About Stacey Jenkins

Mr. Jenkins currently serves as a senior attorney with Medicity, Inc., a global leader in healthcare enablement software and services, where he focuses upon contract negotiation, technology and communication, and regulatory matters. Prior to joining Medicity, Inc. Mr. Jenkins focused on his private practice, providing general corporate legal services, securities guidance, human resources consulting, and litigation support. Throughout 2013, Mr. Jenkins served as Regulatory Counsel for Teleperformance USA, a telecommunications firm focusing in customer service and outbound solicitation. Prior to Teleperformance, Mr. Jenkins was General Counsel for Opinionology, Inc. (“Opinionology”), a global data collection and market research company, where he focused on contract negotiation, telecommunications regulatory issues, and complex HR issues. Additionally, he helped prepare and guide Opinionology through a merger with Sampling International. Prior to joining Opinionology, Jenkins developed his own legal private practice and consultancy, providing corporate guidance and oversight, as well as technology assistance to struggling companies. Prior to beginning his legal career, Mr. Jenkins spent nearly a decade working in the Information Technology sector, culminating with his management of Western US IT infrastructure for Moen Faucets. Mr. Jenkins years of experience and grasp of regulatory and corporate governance issues, as well as his contract negotiation, human resources, and technology background provide ideal expertise to join the Company’s Board.

About Noel Thompson

Noel Thompson is the Chief Executive Officer and Chief Investment Officer of Thompson Global LLC, and owner and operator of Thompson Global LP, which is engaged in Investment and Advisory services of client and proprietary assets. Thompson Global Sports which provides advisory, financing, and consulting services to investors and companies in the sports industry. Thompson Global Special Situations participates as an Adviser, Lender and Principle in Commodity, Energy, Infrastructure Projects globally. Prior to Thompson Global Noel was an executive at Goldman Sachs & JP Morgan where he was a Global Futures and Commodities Trader for the two Wall Street Firms. Noel currently serves on the Board of Directors for the World Anti-Doping Agency Charitable Foundation. Noel also sits on the Board of Trustees for The United States Olympic and Para-Olympic Foundation. Noel is an executive board member of the Board of Governors for the National Wrestling Hall of Fame. Noel is also on the Board Directors of Hofstra University Athletics and Titan Mercury Wrestling Club which is the premier Olympic Wrestling Club and 2014 National Champions. In 2014 he was inducted into the National Wrestling Hall of Fame in the Outstanding American.

About MusclePharm

MusclePharm® is a scientifically-driven, performance lifestyle company that currently develops, manufactures, markets and distributes branded nutritional supplements. The company offers a complete range of powders, capsules, tablets and gels. Its portfolio of recognized brands, including MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss™, are marketed and sold in more than 120 countries and available in over 45,000 retail outlets globally. These clinically-proven and scientific nutritional supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit www.musclepharm.com. Follow MusclePharm Corporation on Facebook, Twitter, and Instagram. To sign up to receive MusclePharm news via email, please visit http://ir.musclepharmcorp.com/email-alerts.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof

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Investors:

Allyson Vento and Dana Gorman

Abernathy MacGregor Group

(212) 371-5999

AMV@abmac.com / DTG@abmac.com

Media:

Becky Warren

(916) 607-0129

bwarren@mercuryllc.com